PFSweb Announces Results of 2017 Annual Meeting of Stockholders

ALLEN, Texas – June 9, 2017 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce service provider, held its Annual Meeting of Stockholders today, June 9, 2017 in Allen, Texas.

All corporate proposals were approved by the Company’s stockholders, including: the election of seven directors, Mr. David I. Beatson, Ms. Monica Luechtefeld, Mr. Shinichi Nakagura, Mr. James F. Reilly, Mr. Benjamin Rosenzweig, Mr. Peter J. Stein and Mr. Michael Willoughby; compensation of the Company’s named executive officers on a non-binding, advisory basis; and ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2017.

About PFSweb, Inc.

PFSweb (PFS) (NASDAQ: PFSW) is a global commerce service provider of solutions including digital strategy consulting, digital agency and marketing services, technology development services, business process outsourcing services, and a complete omni-channel technology ecosystem. The company provides these solutions and services to major brand names and other companies seeking to optimize every customer experience and enhance their traditional and online business channels. PFS supports organizations across various industries, including Procter & Gamble, L’Oreal USA, LEGO, Canada Goose, ASICS, Roots Canada Ltd., PANDORA, Charlotte Russe, Anastasia Beverly Hills, David’s Bridal, T.J. Maxx, the United States Mint and many more. PFS is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Minnesota, Washington, New York, Ohio, North Carolina, Canada, Belgium, England, Bulgaria, and India. For more information, please visit www.pfsweb.com or download the free PFS IR App on your iPhone, iPad, or Android device.

Investor Relations

Sean Mansouri or Scott Liolios

Liolios Group, Inc.

Tel 1-949-574-3860

PFSW@liolios.com